EXHIBIT 99.4

                          NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                              NET PERCEPTIONS, INC.


             PURSUANT TO THE OFFER TO EXCHANGE DATED MARCH 29, 2004
               IN EXCHANGE FOR CASH AND SHARES OF COMMON STOCK OF


                           OBSIDIAN ENTERPRISES, INC.

The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City Time, on April 14, 2004, unless the exchange offer is extended.

     As set forth in the Offer to Exchange, dated March 29, 2004, this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the exchange offer if:

     (a) certificates representing shares of common stock, par value $0.0001 per share and the associated preferred stock purchase rights
          (together, the "Shares") of Net Perceptions, Inc., a Delaware corporation ("Net Perceptions"), cannot be delivered prior to the "expiration date" (as defined on page 32 of the Offer to Exchange); or

     (b) time will not permit a properly completed and duly executed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the Exchange Agent referred to below before the expiration date.

     This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent so that it is received by the Exchange Agent before the expiration date. See page 36 of the Offer to Exchange.

                  The Exchange Agent for the exchange offer is:

                                StockTrans, Inc.


                      BY MAIL, OVERNIGHT DELIVERY, OR HAND:
                            Reorganization Department
                                StockTrans, Inc.
                            44 West Lancaster Avenue
                                Ardmore, PA 19003

                            Telephone: (610) 649-7300
                               Fax: (610) 649-7302

     Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to Obsidian Enterprises, Inc., Multiple Financial Services, Inc., or Innisfree M&A Incorporated will not be forwarded to the Exchange Agent and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Exchange) will not constitute valid delivery to the Exchange Agent.

     This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Obsidian Enterprises, Inc. ("Obisidian"), a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Exchange dated March 29, 2004, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, shares of common stock, par value $0.0001 per share, and the associated preferred stock purchase rights (together, the "Shares"), of Net Perceptions, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth on page 36 of the Offer to Exchange.


Certificate Numbers (if available)                     SIGN HERE

-------------------------------------------     --------------------------------
                                                        Signature(s)

-------------------------------------------     --------------------------------
                                                  (Name(s)) (Please Print)

                                                --------------------------------
                                                        (Addresses)


If delivery will be by book-entry transfer:
                                                --------------------------------
                                                                      (Zip Code)
Name of Tendering Institution
                                                --------------------------------
                                                (Area Code and Telephone Number)
-------------------------------------------

Account Number
               ----------------------------

                                    GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Exchange Agent the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.


            --------------------------------------------------------
                                 (Name of Firm)




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                                    (Address)




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                                   (Zip Code)




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                             (Authorized Signature)




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                                     (Name)




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                        (Area Code and Telephone Number)




  Dated:    --------------------------------------------------------